SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 7, 1997


                         STANSBURY HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


         Utah                            O-6034               87-0281239
(State or other jurisdiction          (Commission           (IRS Employer
  of incorporation)                   File Number)          Identification No.)


     20 Battle Ridge Place, Atlanta, Georgia                          30342
    (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (404) 845-0473


          (Former name or former address, if changed since last report)



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     ITEM 5. Other Events.
     On April 7, 1997, Stansbury's corporate counsel received a letter from counsel for the Insurance Commissioner of the State of Utah, as Receiver for certain insurance companies, stating that the Receiver would no longer agree that Stansbury could grant the members of Stansbury's Committee for New
Management, as security for certain loans, a first lien position on the Company's mineral assets equal to that of the Insurance Commissioner as Receiver. The Receiver holds an existing first mortgage on these assets. The Receiver stated that any such lien would be limited to $500,000 and would not be permitted until such time as outstanding judgments against the Company have been cleared.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STANSBURY HOLDINGS CORPORATION

                                     /s/ DAVID RACHER
                                     DAVID RACHER
                                     Treasurer
                                     (Authorized Corporate Officer)


DATED:  April 16, 1997

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